Attachment A

Item 2.

The name, present principal occupation or employment, business address and citizenship of each of the directors and executive officers of the Reporting Person are set forth below.

Name	Business Address	Principal Occupation	Citizenship
Joseph Todisco	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Chief Executive Officer of the Reporting Person	United States of America
Susan Blum	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Executive Vice President, Chief Financial Officer of the Reporting Person	United States of America
Elizabeth Hurlburt	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Executive Vice President, Chief Operating Officer of the Reporting Person	United States of America
Beth Zelnick Kaufman	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Executive Vice President, Chief Legal and Compliance Officer, Corporate Secretary of the Reporting Person	United States of America
Janet Dillione	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Chief Executive Officer Connect America	United States of America
Gregory Duncan	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Chairman and Chief Executive Officer Dogwood Therapeutics, Inc.	United States of America
Alan W. Dunton	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Founder and Principal Consultant of Danerius, LLC	United States of America
Myron Kaplan	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Retired Founding Partner of Kleinberg, Kaplan, Wolff & Cohen, P.C.	United States of America
Steven Lefkowitz	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	President and Founder of Wade Capital Corporation	United States of America
Robert Stewart	300 Connell Drive, Suite 4200 Berkeley Heights, New Jersey 07922	Chief Executive Officer of Theramex	United States of America

Items 3-6. Except through their relationship with the Reporting Person or as otherwise set forth in Items 3 to 6 of this Schedule 13D, none of the persons listed in this Attachment A beneficially owns any securities of the Issuer or has any contracts, arrangements, understandings or relationships with respect to any securities of the Issuer.